Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, 213-639-1843 Alex Ko, SVP & CFO, 213-427-6560 www.wilshirebank.com
15233 Ventura Boulevard, Suite 1170
Sherman Oaks, CA 91403-2201
TEL 818-788-0010
NEWS RELEASE

Wilshire Bancorp Earns $12.8 Million or $0.44 per Diluted Common Share in Second Quarter 2009

LOS ANGELES, CA — July 28, 2009 — Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported net income available to common shareholders for the second quarter of 2009 of $12.8 million or $0.44 per diluted common share. Results for the quarter-ended June 30, 2009 include a one-time after-tax gain of $12.6 million on the acquisition of the net assets of former Mirae Bank (“Mirae”) from the Federal Deposit Insurance Corporation (“FDIC”) on June 26, 2009, as well as the results of former Mirae’s operations subsequent to the acquisition.

Net income for the second quarter of 2009 of $13.7 million includes legacy Wilshire-only net income of $1.1 million or $0.01 per diluted common share. The legacy Wilshire-only net income of $1.1 million represents a decrease of $2.0 million, or $0.06 per diluted common share, compared with $3.1 million or $0.07 per diluted common share in the first quarter 2009.

“This was a remarkably positive and encouraging quarter, despite an economic environment that continues to be challenging,” said Ms. Joanne Kim, President and CEO. “Our acquisition of Mirae has been well received by the communities we serve, and has boosted our recognition and strengthened the Wilshire brand. In addition to being immediately profitable, the transaction provides us with economies of scale and cost efficiencies that we believe will be important for our future,” she added.

SECOND QUARTER 2009 HIGHLIGHTS:

•                  The successful acquisition of former Mirae from the FDIC, resulting in a $21.7 million pre-tax gain on acquisition, and $285.7 million and $293.4 million increases in the loans and deposits portfolios, respectively, from the acquisition.

•                  The acquired loan balance from Mirae Bank is subject to 80%-95% loss share protection from the FDIC.

•                  Total assets increased to $3.17 billion (including $395.6 million acquired from Mirae Bank), a 22% increase from 1Q09 and a 35% increase from 2Q08.

•                  Core deposits increased to $1.32 billion (including $123.5 million acquired from Mirae Bank), a 40% increase from 1Q09 and a 36% increase from end of 2Q08.

•                  Loan to deposit ratio decreased to 96% from 107% and 113% of 1Q09 and 2Q08, respectively.

•                  Net income available for common shareholders increased to $12.8 million, from $2.1 million in 1Q09 and from $7.4 million in 2Q08.

•                  Provision for losses on loans and loan commitments increased to $12.1 million, from $6.7 million in 1Q09 and from $1.4 million in 2Q08.

•                  Net interest margin remained constant at 3.33% compared to 1Q09, and decreased from 3.78% of 2Q08.

•                  Capital position remained strong, with a total risk-based capital ratio of 14.75%, compared to 16.69% and 13.99%, respectively, at the end of 1Q09 and 2Q08.

•                  Tangible common equity to tangible assets decreased to 6.33%, compared to 7.31% and 7.38%, respectively, at the end of 1Q09 and 2Q08.

MIRAE BANK ACQUISITION

On June 26 2009, we purchased substantially all of the assets of the former Mirae, including the entire loan portfolio, and we assumed all of the deposits of the former Mirae from the FDIC pursuant to a purchase and assumption agreement and a loss sharing agreement between the FDIC and Wilshire State Bank.  All of the purchased loans and foreclosed real estate are covered by the loss sharing agreement. Under this loss sharing agreement, the FDIC has agreed to bear 80% of loan and foreclosed real estate losses in an amount of up to $83 million and 95% of losses that exceed $83 million.  The loss sharing agreement significantly mitigates the credit loss exposure to Wilshire State Bank in connection with the purchased assets. Because the customer base associated with the purchased loan portfolio is similar to the existing customer base of Wilshire State Bank, we believe that our familiarity with these customers will benefit Wilshire State Bank in our collection efforts, further minimizing any risk associated with the purchased loans.

Mirae Bank was a California state-chartered bank that operated five branches in the Los Angeles County. Mirae’s primary deposit products were demand and time deposits, and its primary lending products were commercial business loans to small to medium-sized businesses.

The estimated fair value of the assets purchased and liabilities assumed are presented in the following table:

As of June 26, 2009
Cash and cash equivelent	$5,724
Investment securities	55,371
Loans receivable	285,685
Core deposits intangible	1,330
FDIC loss share indemification	40,235
Other assets	7,301
Total assets	$395,646

Deposits	$293,374
FHLB & other borrowings	75,500
Other liabilities	5,092
Total liabilities	$373,966

Because the acquired loan portfolio is covered by the loss sharing agreement with the FDIC, the loans are referred to herein as “covered loans.” All loans, excluding acquired loans, are referred to herein as “Non-Covered” loans. The $285.7 million covered loans were divided into “SOP 03-3 Loans” and “Non-SOP 03-3 Loans”, of which SOP 03-3 loans are loans with evidence of deterioration of credit quality and that it is probable, at acquisition, the Bank will be unable to collect all contractually required payments receivable. In contrast, Non-SOP 03-3 loans are all other covered loans that do not qualify as SOP 03-3 loans. In addition, the covered loans are further categorized into four different loan pools per loan types: construction, commercial & industrial, real estate secured, and consumer.

The distribution of the estimated fair value of the loans acquired (covered loans) attributed to the four loan pools are presented in the following table:

By Loan Category:
Construction	$—	$494	$494
Real Estate Secured	12,099	193,100	205,199
Commercial and Industrial	4,458	74,640	79,098
Consumer	100	794	894
Total	$16,657	$269,028	$285,685

The composition of the assumed deposits is presented in the following table:

ASSUMED DEPOSIT COMPOSITION	June 30, 2009
(dollars in thousands)	Balance	Distribution	Spot Int. Ratio*

Noninterest Bearing Demand Deposits	$43,402,557	15%	0.00%
Savings & Interest Checking	7,193,651	2%	0.41%
Money Market Deposits	28,050,712	10%	2.45%
Time Deposits of $100,000 or More	170,036,417	58%	2.50%
Other Time Deposits	44,691,135	15%	2.78%
Total Deposits	$293,374,472	100%	2.14%

* The spot interest rate on total assumed deposits at June 26, 2009 was 2.97%. Subsequent to June 26, 2009, the deposit interest rates were lowered to 2.14% with required notice to former Mirae depositors.

The Mirae acquisition was accounted for under the acquisition method of accounting in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 141R, Business Combinations. A “one-time acquisition gain” totaling $21.7 million resulted from the acquisition and is included as a component of our noninterest income in our consolidated statements of operations.

There was no meaningful run-off of deposits assumed, and we have experienced a very high retention percentage of former Mirae deposit customers, including interest bearing deposit accounts that were adjusted to lower interest rates after the acquisition. The integration of former Mirae’s operations is expected to be completed during the fourth quarter of 2009.

CREDIT QUALITY

Allowance for losses on loans and loan commitments was $38.8 million, or 1.62% of gross loans. This compares to $34.2 million or 1.65% of gross loans at March 31, 2009, and $23.5 million or 1.18% of gross loans at June 30, 2008. Provision for losses on loans and loan commitments was $12.1 million, compared to $6.7 million in the first quarter of 2009 and $1.4 million in the second quarter of 2008. The decrease of allowance coverage to 1.62% is mainly due to acquisition of the former Mirae loan portfolio, which is already discounted and accounted at the fair value of such loans.

Loan delinquency

Delinquent loans increased as reflected in the table below:

(Non-Covered loans)	Quarter Ended
DELINQUENT LOANS	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
By Days Past Due (dollars in thousands):
30 - 59 Days Past Due	$28,577	$12,756	$8,769	$8,584	$10,526
60 - 89 Days Past Due	30,040	3,387	2,851	2,868	2,920
90 Days, and still accruing	128	475	213	496	4
Non-Accrual	35,032	29,266	15,339	13,233	16,467
Total Delinquencies	$93,777	$45,884	$27,172	$25,181	$29,917

(Non-Covered loans)	Quarter Ended
DELINQUENT LOANS	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
By Loan Category (dollars in thousands):
Construction	$—	$—		$—	$2,137
Real Estate Secured	81,828	37,521	18,323	18,958	21,243
Commercial and Industrial	11,651	7,806	8,388	5,798	5,965
Consumer	298	557	461	425	572
Total Delinquencies	$93,777	$45,884	$27,172	$25,181	$29,917

Delinquent loans “30-59 Days Past Due” increased by $15.8 million from March 31, 2009. This increase was primarily attributable to five commercial real estate loans of $14.5 million and one commercial and industrial loan of $4.0 million.

Delinquent loans “60-89 Days Past Due” increased by $26.7 million from March 31, 2009. The increase was primarily attributable to four commercial real estate loans with two borrowers, totaling $24.5 million.

“Nonaccrual Loans” increased by $5.8 million from March 31, 2009 as reflected in the table below:

Nonaccrual Loans (net of SBA guaranteed portion:	Quarter Ended
(dollars in thousands)	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Construction	$—	$—	$—	$—	$2,137
Real Estate Secured	32,153	23,185	9,334	9,506	10,268
Commercial and Industrial	2,789	5,774	5,874	3,593	3,797
Consumer	90	307	131	134	265
Total Nonaccrual Loans	35,032	29,266	15,339	13,233	16,467

This increase was primarily attributable to two commercial real estate lending relationships totaling $3.4 million.

Nonperforming loans increased to $56.5 million, or 2.67% of non-covered gross loans at June 30, 2009, from $29.7 million, or 1.43% of gross loans at March 31, 2009. Nonperforming loans include $21.3 million troubled debt restructured (TDR) and the increase of nonperforming loans is mainly due to an increase in TDR of $21.3 million at June 30, 2009 from zero at March 31, 2009.

We modify certain loans upon customer request by either lowering the interest rate or payments are deferred mainly due to borrower’s financial difficulties and classified such loans as TDR. The payment of entire $21.3 million TDR is current based on modified term and 95% of such loans are CRE loans. Approximately 59% of TDR is classified as special mention and 35% are substandard loans.

Loan charge-offs

Gross loan charge-offs increased to $7.5 million during the second quarter, compared to $2.4 million in the first quarter of 2009 and $1.9 million in the second quarter 2008 as reflected in the table below:

(Non-Covered Loan)
CHARGE OFFS	Quarter Ended
(dollars in thousands)	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Construction	$—	$—	$—	$—	$—
Real Estate Secured	176	672	$823	204	40
Commercial and Industrial	6,940	1,629	1,687	1,106	1,554
Consumer	356	102	96	203	294
Total Charge Offs	$7,472	$2,403	$2,606	$1,513	$1,888

The $6.9 million charge off of commercial and industrial loans in the second quarter of 2009 was related to various commercial and industrial loans. The three largest charge offs of commercial loans consisted of loans in the amounts of $3.3 million, $659,000 and $471,000, which together accounted for 63% of the total charge offs in this category.

The $356,000 charge offs of consumer loans was related to various auto loans, with the highest dollar amount a single loan charge off being $33,000.

Real estate owned and repossessed assets were $5.5 million at June 30, 2009, compared to $6.3 million at March 31, 2009 and $475,000 at June 30, 2008. The decrease from March 31, 2009 was due mainly to two loans sales, totaling $1.6 million during the second quarter of 2009. As of June 30, 2009, OREO consisted of 15 properties totaling $5.5 million. Most of these properties are expected to be sold during the third quarter 2009.

CAPITAL POSITION

Capital ratios remain strong and continue to exceed the “well capitalized” guidelines established by regulatory agencies. Our leverage ratio was 12.30% at June 30, 2009, as compared to 12.79% at March 31, 2009, and 10.21% at June 30, 2008. Our total risk-based capital ratio was 14.75% at June 30, 2009, as compared to 16.69% at March 31, 2009, and 13.99% at June 30, 2008. Tangible common equity per common share was $6.86 at June 30, 2009, up from $6.47 and $5.92 at March 31, 2009 and June 30, 2008, respectively.

The second quarter dividends on our common and non-cumulative perpetual convertible preferred stock, series A were declared. The common stock cash dividend was $0.05 per share, which is consistent with prior quarter dividends. We will continue to review the dividend policy quarterly, in light of the current economic environment.

BALANCE SHEET

Commercial real estate loans comprised 76% of the total loan portfolio at June 30, 2009. Commercial and industrial loans accounted for 15% of total loans and consumer loans made up 1% of total loans as of June 30, 2009. Covered and Non-Covered loan break-down by loan type is presented in table below:

	June 30, 2009			March 31,	Three Month	June 30,	Twelve Month
(dollars in thousands)	Combined	Covered	Non-Covered	2009	Change	2008	Change
Construction	$40,517	$494	$40,023	$42,075	-4%	$50,562	-20%
Real Estate Secured	1,893,320	203,550	1,689,770	1,637,173	16%	1,534,628	23%
Commercial and Industrial	447,434	79,098	368,336	375,899	19%	376,096	19%
Consumer	18,436	894	17,542	18,854	-2%	25,314	-27%
Total Loans	$2,399,707	$284,036	$2,115,671	$2,074,001	16%	$1,986,600	21%

Non-Covered loan portfolio increased to $2.12 billion at June 30, 2009, up 2.4% from $2.1 billion at March 31, 2009 and up 6.5% from $1.99 billion of a year ago as noted below table:

(Non-Covered loan)	June 30,	March 31,	Three Month	June 30,	Twelve Month
(dollars in thousands)	2009	2009	Change	2008	Change
Construction	$40,023	$42,075	-5%	$50,562	-21%
Real Estate Secured	1,689,770	1,637,173	3%	1,534,628	10%
Commercial and Industrial	368,336	375,899	-2%	376,096	-2%
Consumer	17,542	18,854	-7%	25,314	-31%
Total Loans	$2,115,671	$2,074,001	2%	$1,986,600	6%

The composition of the entire deposits is presented in the following table:

	June 30, 2009			March 31,	Three Month	June 30,	Twelve Month
(dollars in thousands)	Combined	Former Mirae	Legacy Wilshire	2009	Change	2008	Change
Non-interest Bearing Demand Deposits	$367,243	$37,767	$329,476	$298,044	23%	$320,360	15%
Savings and Interest Checking	81,126	7,635	73,491	64,818	25%	61,867	31%
Money Market Deposits	593,610	26,822	566,788	375,761	58%	409,767	45%
Time Deposits in denomination of $100,000 or more	1,136,438	164,801	971,637	969,001	17%	773,176	47%
Other Time Deposits	273,186	44,061	229,125	197,823	38%	174,119	57%
Total Deposits	$2,451,603	$281,086	$2,170,517	$1,905,447	29%	$1,739,289	41%

Total deposits increased to $2.45 billion at June 30, 2009, up 29% from March 31, 2009 and up 41% from a year earlier.

The following table presents legacy Wilshire organic deposit growth:

Legacy Wilshire organic growth	June 30,	March 31,	Three Month	June 30,	Twelve Month
(dollars in thousands)	2009	2009	Change	2008	Change
Non-interest Bearing Demand Deposits	$329,476	$298,044	11%	$320,360	3%
Savings and Interest Checking	73,491	64,818	13%	61,867	19%
Money Market Deposits	566,788	375,761	51%	409,767	38%
Time Deposits in denomination of $100,000 or more	971,637	969,001	0%	773,176	26%
Other Time Deposits	229,125	197,823	16%	174,119	32%
Total Deposits	$2,170,517	$1,905,447	14%	$1,739,289	25%

Deposits increased to $2.17 billion at June 30, 2009, up 14% from $1.91 billion at March 31, 2009 and 25% from $1.74 billion from a year earlier. Money market deposits increased by $191 million or 51%, compared with March 31, 2009 and $157 million, or 38%, compared with June 30, 2008.

“During the quarter, we experienced a substantial inflow of deposits as customers recognized the strength, stability and high level of service at Wilshire. The funds we are gaining from competing banks have substantially improved our liquidity,” said Alex Ko, Senior Vice President and Chief Financial Officer.

Non-interest bearing demand deposits of legacy Wilshire alone grew to $329.5 million, up 11% from $298.0 million at March 31, 2009, and up 3% from the $320.4 million of a year ago.

Core deposits increased 28% and 24% to $1.2 billion at June 30, 2009, as compared to $0.94 billion and $0.97 billion at March 31, 2009 and June 30, 2008, respectively.

As of June 30, 2009, our consolidated investment portfolio is primarily comprised of United States government agency securities, which account for 91.5% of the entire investment portfolio.  Our U.S. government agency securities holdings are all “prime/conforming” mortgage backed securities, or MBS, and collateralized mortgage obligations, or CMOs, guaranteed by FNMA, FHLMC, or GNMA. GNMAs are considered equivalent to U.S. Treasury securities, as they are backed by the full faith and credit of the U.S. government. Currently, there are no subprime mortgages in our investment portfolio. In our investment portfolio, we do not have any exposure to state of California general obligation bonds.

NET INTEREST MARGIN

Our average deposit cost during the second quarter of 2009 was 2.76%, down 11 basis points from 2.87% for the three months ended March 31, 2008, and down 86 basis points from 3.62% for the three months ended of June 30, 2008.

The weighted average cost of interest-bearing liabilities in the second quarter of 2009 decreased 10 basis points to 2.69% from 2.79% in the preceding quarter. The decrease in the weighted average deposit cost during the second quarter of 2009 was primarily related to the average cost of money market accounts, which accounted for a larger portion of total deposits.

This cost declined to 2.54% from 2.57% in the prior quarter. In addition, the average cost on time deposits of $100,000 or more declined to 2.72% in the second quarter of 2009 from 2.86% in the prior quarter.

The weighted average loan yield increased 12 basis points to 6.07% in the second quarter of 2009 from 5.95 % in the second quarter of 2009, while the weighted average yield of interest-earning assets decreased 7 basis points to 5.59% in the first quarter of 2009 from 5.66% in the preceding quarter, and from 6.82% in the year-earlier quarter.

Lowered cost of deposits and increased loan yield was offset by lower yields on the yield investment securities, which resulted in net interest margin to remain at 3.33% in the second quarter of 2009, unchanged from the first quarter of 2009.  With substantial increase in deposits from customers, we invested in lower-yielding federal funds sold to maintain our strong liquidity position, instead of focusing on investment income improvement.

Net interest income reversal on nonaccrual loans was $441,000 in the second quarter of 2009, as compared to $674,000 in the preceding quarter. Net interest income reversal in the second quarter of 2009 impacted the net interest margin by 7 basis points. If the $441,000 and $674,000 net interest income reversals had not occurred, the net interest margin would have been 3.40% and 3.44% for the second quarter of 2009 and the first quarter of 2009, respectively.

STATEMENT OF OPERATION AND PERFORMANCE METRICS

In the second quarter of 2009, interest income increased to $35.2 million, up 5% from the previous quarter, but down 4% from the same quarter a year earlier. Interest expense increased to $14.2 million in the current quarter, slightly up 3% from the previous quarter, but substantially lower by 13% compared to the same quarter a year earlier. As a result, net interest income increased to $21.0 million in the second quarter of 2009, up 7% and 3% from the quarter ended March 31, 2009 and June 30, 2008, respectively.

The non interest income was $28.6 million, up 665% from $3.7 million at March 31, 2009 and up 410% from $5.6 million at June 30, 2008. Noninterest expense increased to $14.1 million, up 17% from $12.0 million at March 31, 2009 and up 12% from $12.6 million at June 30, 2008.

The significant increase in our non interest income was mainly due to a one-time acquisition pre-tax gain of $21.7 million from the Mirae acquisition, which increased our consolidated noninterest income by the same amount.

Besides the purchase gain from Mirae acquisition, there was an increase of $3.1 million of noninterest income at legacy Wilshire from the prior quarter which was comprised of $1.6 million gain on sale of securities investment and $682,000 gain on OREO sale in the second quarter of 2009. The $1.2 million difference in noninterest income between second quarter of 2009 and 2008 was primarily due to the $1.6 million gain on sale of securities investment. The $2.1 million noninterest expense increase from the prior quarter was primarily due to a $1.5 million accrual for a one-time special assessment from the FDIC and $489,000 settlement cost for litigation related to the sale of a home loan recorded in the second quarter of 2009. The $1.5 million difference in noninterest expense between second quarter of 2009 and 2008 was related to the $1.5 million accrual for the FDIC special assessment.

“During the second quarter of 2009, we continued to focus on containing noninterest expenses, even while dealing with the issues related to the Mirae acquisition,” said Mr. Ko. “Salary and employee expense was the largest noninterest expense item, and we managed to reduce it by 4% to $6.0 million in the second quarter of 2009, from $6.2 million in the prior quarter, and by 22% from $7.7 million of the year-earlier period,” he said.

“Our efficiency ratio improved significantly, to 28.40% in the second quarter of 2009 from 51.22% in the first quarter of 2009 and from 48.39% in the year-earlier first quarter. We expect substantial cost savings and synergy from the acquisition, primarily in salary and lease payments, as a result of the branch closures and workforce reduction,” Mr. Ko noted.

Noninterest income for the first half of 2009 increased 198% to $32.1 million compared to $10.8 million for the same period a year earlier. The $21.3 million net increase was primarily due to our $21.7 million One-time acquisition gain related to the Mirae acquisition. Noninterest expenses for the most recent six-month period increased 5% to $26.1 million from $24.8 million for the first six months of 2008. The $1.3 million net increase was primarily related to the $1.5 million FDIC special assessment accrued in June 2009.

Our effective tax rate for the second quarter of 2009 was 40.3%, up from 35.1% in the prior quarter and 38.0% in the second quarter of 2008. The substantial increase in effective tax rate resulted from the one-time acquisition gain of $21.7 million.

CONFERENCE CALL

Management will host its quarterly conference call on July 28, 2009, at 11:30 a.m. PST (2:30 p.m. EST). Investment professionals are invited to participate in the call by dialing 1-800-510-9834 using passcode 76953954.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 26 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, VA, and is a SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	June 30,	March 31,	Three Month	June 30,	Twelve Month
	2009	2009	Change	2008	Change

ASSETS:
Cash and Due from Banks	$75,844	$61,268	24%	$69,497	9%
Federal Funds Sold and Other Cash Equivalents	145,077	85,001	71%	4	36268%
Total Cash and Cash Equivalents	220,921	146,269	51%	69,501	218%

Investment Securities Available For Sale	427,714	320,055	34%	232,857	84%
Investment Securities Held To Maturity	124	133	-7%	369	-66%
Total Investment Securities	427,838	320,188	34%	233,226	83%
Loans
Real Estate Construction	40,023	42,075	-5%	50,562	-21%
Residential Real Estate	77,584	78,666	-1%	71,206	9%
Commercial Real Estate	1,612,186	1,558,507	3%	1,463,422	10%
Commercial and Industrial	368,336	375,899	-2%	376,096	-2%
Consumer	17,542	18,854	-7%	25,314	-31%
Loans from Mirae Bank Acquisition	284,036	—	N/A	—	N/A
Total Loans	2,399,707	2,074,001	16%	1,986,600	21%
Allowance For Loan Losses	(38,758)	(34,156)	13%	(23,494)	65%
Loans Receivable, Net of Allowance for Loan Losses	2,360,949	2,039,845	16%	1,963,106	20%

Accrued Interest Receivable	12,639	10,122	25%	9,880	28%
Due from Customers on Acceptances	251	312	-20%	3,366	-93%
Other Real Estate Owned	5,956	6,282	-5%	465	1180%
Premises and Equipment	12,360	11,475	8%	10,913	13%
Federal Home Loan Bank (FHLB) Stock, at Cost	21,040	17,537	20%	15,040	40%
Cash Surrender Value of Life Insurance	17,715	17,559	1%	16,514	7%
Investment in affordable housing partnerships	12,228	11,214	9%	6,428	90%
Deferred Income Taxes	14,148	11,815	20%	9,743	45%
Servicing Assets	6,677	4,790	39%	5,039	33%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC loss share Indemnification	40,235	—	N/A	—	N/A
Other Assets	14,479	7,199	101%	9,416	54%
TOTAL ASSETS	$3,174,111	$2,611,282	22%	$2,359,312	35%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$367,243	$298,044	23%	$320,360	15%
Savings and Interest Checking	81,126	64,818	25%	61,867	31%
Money Market Deposits	593,610	375,761	58%	409,767	45%
Time Deposits in denomination of $100,000 or more	1,136,438	969,001	17%	773,176	47%
Other Time Deposits	273,186	197,823	38%	174,119	57%
Total Deposits	2,451,603	1,905,447	29%	1,739,289	41%

Federal Home Loan Bank borrowings and Federal Funds Purchased	331,000	340,000	-3%	325,000	2%
Acceptance Outstanding	251	312	-20%	3,366	-93%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	11,099	7,330	51%	9,735	14%
Other Liabilities	23,679	13,166	80%	12,915	83%
Total Liabilities	2,904,953	2,353,576	23%	2,177,626	33%

STOCKHOLDERS’ EQUITY:
Preferred Stock	59,683	59,562	0%	—	N/A
Common Stock	54,420	54,238	0%	50,649	7%
Retained Earnings	152,386	141,008	8%	131,443	16%
Accumulated Other Comprehensive Income, Net of Taxes	2,669	2,898	-8%	(406)	-757%
Total Stockholders’ Equity	269,158	257,706	4%	181,686	48%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,174,111	$2,611,282	22%	$2,359,312	35%

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	June 30, 2009	March 31, 2009	% Change	June 30, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$31,234	$30,193	3%	$33,978	-8%
Interest on Investment Securities	3,194	2,942	9%	2,638	21%
Interest on Federal Funds Sold	777	289	169%	49	1500%
Total Interest Income	35,205	33,424	5%	36,665	-4%

INTEREST EXPENSE
Deposits	11,776	11,181	5%	12,864	-8%
FHLB Advances and Other Borrowings	2,448	2,579	-5%	3,468	-29%
Total Interest Expense	14,224	13,760	3%	16,332	-13%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	20,981	19,664	7%	20,333	3%
Provision for Losses on Loans and Loan Commitments	12,100	6,700	81%	1,400	764%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	8,881	12,964	-31%	18,933	-53%

NONINTEREST INCOME
Service Charges on Deposits	3,125	2,899	8%	3,043	3%
(Loss) Gain on Sales of Loans	307	(831)	-137%	918	-67%
Gain from Acquisition of Mirae Bank	21,679	—	N/A	—	N/A
Other	3,479	1,669	108%	1,646	111%
Total Noninterest Income	28,590	3,737	665%	5,607	410%

NONINTEREST EXPENSES
Salaries and Employee Benefits	5,988	6,207	-4%	7,655	-22%
Occupancy & Equipment	1,682	1,676	0%	1,492	13%
Data Processing	845	827	2%	771	10%
Other	5,561	3,277	70%	2,636	111%
Total Noninterest Expenses	14,076	11,987	17%	12,554	12%

Income Before Income Taxes	23,395	4,714	396%	11,986	95%
Income Tax	9,649	1,655	483%	4,557	112%
NET INCOME	$13,746	$3,059	349%	$7,429	85%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	898	920	-2%	—	N/A
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,848	$2,139	501%	$7,429	73%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.44	$0.07	501%	$0.25	73%
Diluted Earnings Per Common Share	$0.44	$0.07	501%	$0.25	73%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,757	29,413,757		29,391,177
Diluted	29,421,247	29,422,290		29,414,674

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Six Months Ended		One Year
	June 30, 2009	June 30, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$61,428	$69,296	-11%
Interest on Investment Securities	6,136	5,222	17%
Interest on Federal Funds Sold	1,066	129	726%
Total Interest Income	68,630	74,647	-8%

INTEREST EXPENSE
Deposits	22,958	27,602	-17%
FHLB Advances and Other Borrowings	5,027	6,968	-28%
Total Interest Expense	27,985	34,570	-19%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	40,645	40,077	1%
Provision for Losses on Loans and Loan Commitments	18,800	2,800	571%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	21,845	37,277	-41%

NONINTEREST INCOME
Service Charges on Deposits	6,024	5,791	4%
(Loss) Gain on Sales of Loans	(524)	1,782	-129%
Gain from Acquisition of Mirae Bank	21,679	—	N/A
Other	5,148	3,187	62%
Total Noninterest Income	32,327	10,760	200%

NONINTEREST EXPENSES
Salaries and Employee Benefits	12,195	14,631	-17%
Occupancy & Equipment	3,358	2,917	15%
Data Processing	1,672	1,536	9%
Other	8,837	5,693	55%
Total Noninterest Expenses	26,062	24,777	5%

Income Before Income Taxes	28,110	23,260	21%
Income Tax	11,304	8,780	29%
NET INCOME	$16,806	$14,480	16%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	1,818	—	N/A
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$14,988	$14,480	4%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.51	$0.49	3%
Diluted Earnings Per Common Share	$0.51	$0.49	3%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,757	29,334,024
Diluted	29,421,746	29,392,621

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	June 30, 2009		March 31, 2009		June 30, 2008
AVERAGE BALANCES
Average Assets	$2,691,508		$2,525,225		$2,303,278
Average Equity	$262,437		$259,072		$181,645
Average Net Loans (includes LHFS)	$2,060,306		$2,030,595		$1,911,835
Average Deposits	$2,000,690		$1,832,479		$1,726,147
Average Time Deposits in denomination of $100,000 or more	$994,514		$933,494		$795,080
Average Interest Earning Assets	$2,517,899		$2,362,786		$2,149,188

	Six Months Ended
	June 30, 2009				June 30, 2008

Average Assets	$2,608,802				$2,257,288
Average Equity	$260,764				$178,488
Average Net Loans (includes LHFS)	$2,045,532				$1,870,362
Average Deposits	$1,917,049				$1,715,484
Average Time Deposits in denomination of $100,000 or more	$964,175				$791,855
Average Interest Earning Assets	$2,434,494				$2,105,226

	Quarter Ended
	June 30, 2009		March 31, 2009		June 30, 2008
PROFITABILITY
Annualized Return on Average Assets	2.04%		0.48%		1.29%
Annualized Return on Average Equity	20.95%		4.72%		16.36%
Efficiency Ratio	28.40%		51.22%		48.39%
Annualized Operating Expense/Average Assets	2.09%		1.90%		2.18%
Annualized Net Interest Margin	3.33%		3.33%		3.78%

	Six Months Ended
	June 30, 2009				June 30, 2008

Annualized Return on Average Assets	1.29%				1.28%
Annualized Return on Average Equity	12.89%				16.22%
Efficiency Ratio	35.72%				48.74%
Annualized Operating Expense/Average Assets	2.00%				2.20%
Annualized Net Interest Margin	3.33%				3.81%

	Quarter Ended	Cost of	Quarter Ended	Cost of	Quarter Ended	Cost of
	June 30, 2009	Fund	March 31, 2009	Fund	June 30, 2008	Fund
DEPOSIT COMPOSITION - COMBINED
Noninterest Bearing Demand Deposits	15.0%	0.00%	15.6%	0.00%	18.4%	0.00%
Savings & Interest Checking	3.3%	2.90%	3.4%	2.79%	3.6%	2.56%
Money Market Deposits	24.2%	2.54%	19.7%	2.57%	23.6%	3.05%
Time Deposits of $100,000 or More	46.4%	2.72%	50.9%	2.86%	44.4%	3.88%
Other Time Deposits	11.1%	3.35%	10.4%	3.54%	10.0%	4.08%
Total Deposits	100.0%	2.35%	100.0%	2.44%	100.0%	2.98%

	Quarter Ended
	June 30, 2009		March 31, 2009		June 30, 2008
CAPITAL RATIOS
Tier 1 Leverage Ratio	12.30%		12.79%		10.21%
Tier 1 Risk-Based Capital Ratio	13.26%		15.15%		11.55%
Total Risk-Based Capital Ratio	14.75%		16.69%		13.99%
Total Shareholders’ Equity	$269,158		$257,706		$181,686
Book Value Per Common Share	$7.12		$6.74		$6.18
Tangible Common Equity Per Common Share *	$6.86		$6.47		$5.92
Tangible Common Equity to Tangible Assets **	6.33%		7.31%		7.38%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets exclude goodwill and intangible assets

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

ALLOWANCE FOR LOAN LOSSES
(net of SBA guaranteed portion)
Balance at Beginning of Period	$34,156	$29,437	$25,950	$23,494	$22,072
Provision for Losses on Loans	11,812	7,009	5,902	3,795	1,656
Recoveries on loans previously charged off	262	113	191	174	1,655
Less Charge Offs	(7,472)	(2,403)	(2,606)	(1,513)	(1,889)
Balance at End of Period	$38,758	$34,156	$29,437	$25,950	$23,494

Net Loan Charge-offs/Average Total Loans	0.34%	0.11%	0.12%	0.07%	0.01%
Charge-offs/Average Total Loans	0.36%	0.12%	0.13%	0.08%	0.10%
Allowance for Loan Losses/Gross Loans	1.62%	1.65%	1.43%	1.28%	1.18%
Allowance for Loan Losses/Non-accrual Loans	75.94%	116.71%	191.90%	196.10%	142.68%
Allowance for Loan Losses/Non-performing Loans	53.45%	114.84%	189.27%	189.01%	142.64%
Allowance for Loan Losses/Total Assets	1.22%	1.31%	1.20%	1.09%	1.00%
Allowance for Loan Losses/Non-performing Assets	49.40%	94.82%	161.61%	170.73%	138.64%

ALLOWANCE FOR LOAN LOSSES (non-covered loans only)
(net of SBA guaranteed portion)
Allowance for Loan Losses	$38,758
Allowance for Loan Losses/Non-Covered Loans	1.83%
Non-Covered Nonperforming Assets/Non-Covered Loans	2.67%
Non-Covered Nonperforming Loans/Non-Covered Loans	1.95%
Allowance for Loan Losses/Non-Covered Nonperforming Loans	68.59%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS (non-covered loan only)

(net of SBA guaranteed portion)

	Quarter Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Balance at Beginning of Period	$933	$1,243	$1,235	$1,630	$1,886
(Recapture of) Provision for Losses on Off-balance Sheet Items	288	(310)	8	(395)	(256)
Balance at End of Period	$1,221	$933	$1,243	$1,235	$1,630

NON-PERFORMING ASSETS (non-covered loan only)

(net of SBA guaranteed portion)

	Quarter Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Nonaccrual Loans:
Total	35,032	29,266	15,339	13,233	16,467
Loans 90 days or more past due and still accruing	128	475	213	496	4
Troubled Debt Restructurings	21,345	—	—	—	—
Total Nonperforming Loans	56,505	29,741	15,552	13,729	16,471
Total Nonperforming Loans/Gross Loans	2.67%	1.43%	0.76%	0.67%	0.83%
OREO and Repossessed Vehicles	5,456	6,282	2,663	1,471	476
Total Nonperforming Assets, net of SBA Guarantee	$61,961	$36,023	$18,215	$15,200	$16,947
Total Nonperforming Assets/Total Assets	1.95%	1.38%	0.74%	0.64%	0.72%

Trouble Debt Restructurings
Construction	—	—	—	—	—
Real Estate Secured	20,722	—	—	—	—
Commercial and Industrial	623	—	—	—	—
Consumer	—	—	—	—	—
Total	21,345	—	—	—	—

LOAN ORIGINATION AMOUNT

	Quarter Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Total new loan origination amount, excluding renewal.	$159,334	64,838	72,412	98,999	172,040
SBA new loan origination amount, excluding renewal.	$12,456	6,276	9,190	10,218	21,655

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Six Months Ended
	June 30, 2009	June 30, 2008

Balance at Beginning of Period	$29,437	$21,579
Provision for Losses on Loans	18,821	3,168
Recoveries on loans previously charged off	375	1,775
Less Charge Offs	(9,875)	(3,028)
Balance at End of Period	$38,758	$23,494

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS (non-covered loan only)

(net of SBA guaranteed portion)

	Six Months Ended
	June 30, 2009	June 30, 2008

Balance at Beginning of Period	$1,243	$1,998
(Recapture of) Provision for Losses on Off-balance Sheet Items	(22)	(368)
Balance at End of Period	$1,221	$1,630

LOAN ORIGINATION AMOUNT

	Six Months Ended
	June 30, 2009	June 30, 2008

Total new loan origination amount, excluding renewal.	224,172	346,679
SBA new loan origination amount, excluding renewal.	18,732	43,921

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Three Months Ended
	June 30, 2009			March 31, 2009			June 30, 2008
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,700,543	$25,886	6.09%	$1,654,867	$24,905	6.02%	1,551,297	26,994	6.96%
Commercial Loans	379,394	4,569	4.82%	388,710	4,418	4.55%	362,376	5,382	5.94%
Consumer Loans	18,693	256	5.47%	21,150	301	5.69%	26,376	431	6.53%
Total Loans - Gross	2,098,630	30,711	5.85%	2,064,727	29,624	5.74%	1,940,049	32,807	6.76%
Loan Fees toward Yield		523			569			1,171
Allowance for Loan Losses & Unearned income	(38,324)			(34,132)			(28,213)
Net Loans	2,060,306	31,234	6.06%	2,030,595	30,193	5.95%	1,911,836	33,978	7.11%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities	324,302	3,194	3.94%	286,553	2,943	4.11%	228,806	2,638	4.61%
Federal Funds Sold	133,140	777	2.34%	45,639	289	2.53%	8,546	49	2.27%
Total Investment Securities and Other Earning Assets	457,442	3,971	3.47%	332,192	3,232	3.89%	237,352	2,687	4.53%

TOTAL INTEREST-EARNING ASSETS	$2,517,748	$35,205	5.59%	$2,362,787	$33,425	5.66%	$2,149,188	$36,665	6.82%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$436,066	$2,774	2.54%	$362,733	$2,332	2.57%	393,182	2,998	3.05%
NOW	19,142	46	0.96%	19,557	46	0.94%	22,533	76	1.35%
Savings	48,511	444	3.66%	43,241	393	3.63%	35,995	299	3.32%
Time Deposits of $100,000 or More	994,514	6,751	2.72%	933,494	6,668	2.86%	795,081	7,720	3.88%
Other Time Deposits	210,020	1,761	3.35%	196,714	1,743	3.54%	173,783	1,771	4.08%
Total Interest Bearing Deposits	1,708,253	11,776	2.76%	1,555,739	11,182	2.87%	1,420,574	12,864	3.62%

BORROWINGS:
FHLB Advances and Other Borrowings	321,434	1,622	2.02%	327,344	1,658	2.03%	281,846	2,356	3.34%
Junior Subordinated Debentures	87,321	826	3.78%	87,321	921	4.22%	87,321	1,112	5.09%
Total Borrowings	408,755	2,448	2.40%	414,665	2,579	2.49%	369,167	3,468	3.76%

TOTAL INTEREST BEARING LIABILITIES	$2,117,008	$14,224	2.69%	$1,970,404	$13,761	2.79%	$1,789,741	$16,332	3.65%

NET INTEREST INCOME		$20,981			$19,664			$20,333

NET INTEREST SPREAD			2.91%			2.87%			3.17%

NET INTEREST MARGIN			3.33%			3.33%			3.78%

	For the Twelve Months Ended
	June 30, 2009			June 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	1,677,831	50,792	6.05%	1,518,752	54,526	7.18%
Commercial Loans	384,026	8,987	4.68%	351,236	11,372	6.48%
Consumer Loans	19,915	556	5.59%	28,124	956	6.80%
Total Loans - Gross	2,081,772	60,335	5.80%	1,898,112	66,854	7.04%
Loan Fees toward Yield		1,093			2,442
Allowance for Loan Losses & Unearned income	(36,221)			(27,750)
Gross Loans, Net	2,045,551	61,428	6.01%	1,870,362	69,296	7.41%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	305,532	6,136	4.02%	225,665	5,222	4.63%
Federal Funds Sold	89,631	1,066	2.38%	9,199	129	2.81%
Total Investment Securities and Other Earning Assets	395,163	7,202	3.65%	234,864	5,351	4.56%

TOTAL INTEREST-EARNING ASSETS	2,440,714	68,630	5.62%	2,105,226	74,647	7.09%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	399,602	5,106	2.56%	394,888	6,723	3.40%
NOW	19,348	91	0.94%	22,527	155	1.38%
Savings	45,891	837	3.65%	34,306	548	3.19%
Time Deposits of $100,000 or More	964,175	13,420	2.78%	791,855	16,519	4.17%
Other Time Deposits	203,401	3,504	3.45%	168,888	3,657	4.33%
Total Interest-Bearing Deposits	1,632,417	22,958	2.81%	1,412,464	27,602	3.91%

BORROWINGS:
FHLB Advances and Other Borrowings	324,373	3,280	2.02%	249,720	4,399	3.52%
Junior Subordinated Debentures	87,321	1,747	4.00%	87,321	2,569	5.88%
Total Borrowings	411,694	5,027	2.44%	337,041	6,968	4.13%

TOTAL INTEREST BEARING LIABILITIES	2,044,111	27,985	2.74%	1,749,505	34,570	3.95%

NET INTEREST INCOME		40,645			40,077

NET INTEREST SPREAD			2.89%			3.14%

NET INTEREST MARGIN			3.33%			3.81%